Exhibit 21.1
SUBSIDIARIES OF MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

Name	Jurisdiction
MLEND Financing SPV I LLC	Delaware
MLEND Holding Company I, LLC	Delaware